Exhibit 99.1

SCBT Financial Corporation Completes Acquisition of Peoples Bancorporation, Inc.

Columbia, S.C. — (BUSINESS WIRE) — April 24, 2012 — SCBT Financial Corporation (NASDAQ: SCBT) (“SCBT”) announced today the completion of its acquisition of Peoples Bancorporation, Inc. (“Peoples”).  Under the terms of the merger agreement, Peoples shareholders will receive 0.1413 shares of SCBT common stock in exchange for each Peoples share they owned, or an aggregate of approximately 1,003,225 shares of SCBT common stock.  Peoples’ three banking subsidiaries, The Peoples National Bank; Bank of Anderson, N.A.; and Seneca National Bank, have combined with and become a part of SCBT, N.A., the wholly-owned banking subsidiary of SCBT.  Until the completion of merger integration, SCBT, N.A. will operate the banking locations of these former Peoples banking subsidiaries under their current names.

“The shareholder support of the Peoples merger has been very strong,” said Robert R. Hill, Jr., SCBT president and chief executive officer.  “We are fortunate to add such a great bank to the SCBT franchise.  We welcome the customers and employees of Peoples Bancorporation, Inc.  We are also glad to announce that SCBT repurchased $13.4 million of TARP preferred stock that Peoples had outstanding.”

Through the acquisition, SCBT has added eight full-service banking locations in the Upstate region of South Carolina, including in Pickens, Anderson, Greenville and Oconee Counties.

About SCBT Financial Corporation

SCBT Financial Corporation, Columbia, South Carolina, is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, N.A., the third largest bank headquartered in South Carolina; NCBT, a division of SCBT, N.A.; and Community Bank & Trust, a division of SCBT, N.A.  Providing financial services for over 78 years, SCBT Financial Corporation operates 76 locations in 19 South Carolina counties, 10 North Georgia counties, and Mecklenburg County in North Carolina.  SCBT Financial Corporation has assets of approximately $4.5 billion and its stock is traded under the symbol “SCBT” on the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; (13) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of acquisitions (including, among others, Peoples), including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (14) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (15) the payment of dividends on SCBT being subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (16) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

ANALYST CONTACT:	John C. Pollok	(803) 765 - 4628
MEDIA CONTACT:	Donna Pullen	(803) 765 - 4558

SOURCE:  SCBT Financial Corporation